Exhibit 10.7

Exhibit A

HEALTHCARE TRIANGLE, INC.

Non-Qualified Stock Option Agreement

Section 1. Grant of Option.

(a) Option. On the terms and conditions set forth in the Notice of Non-Qualified Stock Option Grant (the “Grant Notice”) and this Stock Option Agreement (the “Agreement”), the Company grants to the Optionee on the Effective Date of Grant the option (the “Option”) to purchase at the Exercise Price the number of Shares Subject to Option (“Shares”) set forth in the Grant Notice. This Option is intended to be a Non-Qualified Stock Option ("NSO") as provided in the Notice of Stock Option Grant.

(b) Plan and Defined Terms. The Option granted by this Agreement is granted as a stand-alone grant, separate and apart from, and outside of, the Company’s 2020 Stock Incentive Plan (the “Plan”), and shall not constitute an award granted under or pursuant to the Plan. Notwithstanding the foregoing, the terms, conditions, and definitions set forth in the Plan shall apply to the Option as though the Option had been granted under the Plan, and the Option shall be subject to such terms, conditions, and definitions, which are hereby incorporated into this Agreement by reference; provided that, for the avoidance of doubt, the Option granted by this Agreement shall not reduce and shall have no impact on the number of shares available for grant under the Plan. To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of this Agreement will govern. All capitalized terms that are used in the Grant Notice or this Agreement and not otherwise defined therein or herein shall have the meanings ascribed to them in the Plan.

Section 2. Right to Exercise.

The Option hereby granted shall be exercised by written notice to the Chief Executive Officer or such person designated by the Chief Executive Officer (the “Administrator”) using the form of Notice of Exercise attached hereto as Annex 1, specifying the number of Shares the Optionee desires to purchase together with provision for payment of the Exercise Price. Payment of the Exercise Price may be made by (a) check payable to the order of the Company, for an amount in United States dollars equal to the aggregate Exercise Price of such Shares, (b) by broker-assisted exercise, or (c) by a combination of such methods, or (d) by a cashless exercise[1]. The Company may require the Optionee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise and (ii) to comply with or satisfy the requirements of the Securities Act of 1933, as amended, the Exchange Act, applicable state or non-U.S. securities laws or any other law.

Section 3. Term and Expiration.

This Option shall expire as set forth in the Grant Notice.

The Optionee may exercise all or part of this Option at any time before its expiration under the preceding sentence, but, subject to the following sentence, only to the extent that the Option had become vested before the Optionee’s employment or service terminated. When the Optionee’s employment or service terminates, this Option shall expire immediately with respect to the number of Shares for which the Option is not yet vested. If the Optionee dies after termination of employment or service, but before the expiration of the Option, all or part of this Option may be exercised (prior to expiration) by the personal representative of the Optionee or by any person who has acquired this Option directly from the Optionee by will, bequest or inheritance, but only to the extent that the Option was vested and exercisable upon termination of the Optionee’s employment or service.

Section 4. Transferability of Option.

This Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution, and this Option shall be exercisable during the Optionee’s lifetime only by the Optionee or on his or her behalf by the Optionee’s guardian or legal representative.

Section 5. Investment Intent; Restrictions on Transfer.

Optionee represents and agrees that if Optionee exercises this Option in whole or in part, Optionee will in each case acquire the Shares upon such exercise for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof; and that upon such exercise of this Option in whole or in part, Optionee (or any person or persons entitled to exercise this Option under the provisions hereof) shall furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. If the Shares represented by this Option are registered under the Securities Act, either before or after the exercise of this Option in whole or in part, the Optionee shall be relieved of the foregoing investment representation and agreement and shall not be required to furnish the Company with the foregoing written statement.

Optionee further represents that Optionee has had access to the financial statements or books and records of the Company, has had the opportunity to ask questions of the Company concerning its business, operations and financial condition, and to obtain additional information reasonably necessary to verify the accuracy of such information.

Unless and until the Shares represented by this Option are registered under the Securities Act, all certificates representing the Shares and any certificates subsequently issued in substitution therefor and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE 'SECURITIES ACT') OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

and/or such other legend or legends as the Company and its counsel deem necessary or appropriate. Appropriate stop transfer instructions with respect to the Shares have been placed with the Company’s transfer agent. Any transfer of Shares will be subject to compliance with the procedures of the Company’s transfer agent.

Section 6. Miscellaneous Provisions.

(a) Acknowledgements.

(i) The Optionee hereby acknowledges that he or she has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their respective terms and conditions. The Optionee acknowledges that there may be tax consequences upon the exercise or transfer of this Option and that the Optionee should consult an independent tax advisor prior to any exercise of the Option.

(b) Tax Withholding. Pursuant to Article 20 of the Plan, the Company shall have the power and the right to deduct or withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy federal, state and local tax purposes, as applicable, including payroll taxes) that could be imposed on the transaction, and, to the extent the Administrator so permits, amounts in excess of the minimum statutory withholding to the extent it would not result in additional accounting expense. Such election shall be irrevocable, made in writing, signed by the Optionee, and shall be subject to any restrictions or limitations that the Administrator, in its sole discretion, deems appropriate.

(c) Notice Concerning Disqualifying Dispositions. If this Option is an Incentive Stock Option, the Optionee shall notify the Administrator of any disposition of Shares issued pursuant to the exercise of this Option if the disposition constitutes a “disqualifying disposition” within the meaning of Sections 421 and 422 of the Code (or any successor provision of the Code then in effect relating to disqualifying dispositions). Such notice shall be provided by the Optionee to the Administrator in writing within 10 days of any such disqualifying disposition.

(d) Rights as a Stockholder. Neither the Optionee nor the Optionee’s transferee or representative shall have any rights as a stockholder with respect to any Shares subject to this Option until this Option has been exercised and share certificates or a book entry statement have been issued to the Optionee, transferee or representative, as the case may be.

(e) Ratification of Actions. By accepting this Agreement, the Optionee and each person claiming under or through the Optionee shall be conclusively deemed to have indicated the Optionee’s acceptance and ratification of, and consent to, any action taken under this Agreement and Grant Notice by the Company, the Board, or the Administrator.

(f) Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided in writing to the Company.

(g) Choice of Law. This Agreement and the Grant Notice shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any conflicts of law or choice of law rule or principle that might otherwise cause this Agreement or the Grant Notice to be governed by or construed in accordance with the substantive law of another jurisdiction.

(h) Arbitration. Any dispute or claim arising out of or relating to this Agreement or the Grant Notice shall be settled by binding arbitration before a single arbitrator in New York and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall decide any issues submitted in accordance with the provisions and commercial purposes of this Agreement and the Grant Notice, provided that all substantive questions of law shall be determined in accordance with the state and Federal laws applicable in the state in which the Company is incorporated, without regard to internal principles relating to conflict of laws.

(i) Modification or Amendment. This Agreement may only be modified or amended by written agreement executed by the parties hereto; provided, however, that the adjustments permitted pursuant to Article 4.3 of the Plan may be made without such written agreement.

(j) Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.

(k) References to Plan. All references to the Plan shall be deemed references to the Plan as may be amended from time to time.

(l) Section 409A Compliance. To the extent applicable, it is intended that this Agreement comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service and the Agreement and the Grant Notice shall be interpreted accordingly.

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Annex 1

NOTICE OF EXERCISE

To: Healthcare Triangle, Inc.

(1)       I hereby exercise the Option granted to me on [*], 2020 by Healthcare Triangle, Inc. (the “Company”) with respect to _______ Shares.

(2)       Payment shall take the form of (check applicable box):

[ ] lawful money of the United States in the amount of $________________; or

[ ] if cashless exercise, the cancellation of such number of Shares as is necessary, in accordance with the formula set forth in footnote 1 to the Stock Option Agreement, to exercise this Option with respect to the number of Shares set forth in (1) above.

(3)       Please issue my shares in (check applicable box):

[ ] a certificate or certificates representing said shares of common Stock in the name of the undersigned or in such other name as is specified below:

_______________________________
(Name)

[ ] book entry form in the name of the undersigned or in such other name as is specified below:

_______________________________
(Name)

___________________________________

(Name)

____________________ ___________________________________

(Date) (Signature)

___________________________________

(Address)

Received by Healthcare Triangle, Inc. on

______________________________
(Date)

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HEALTHCARE TRIANGLE, INC.

Notice of Incentive Stock Option Grant

You (the “Optionee”) have been granted the following option (the “Option”) to purchase shares of common stock of Healthcare Triangle, Inc. (the “Company”), par value $0.00001 per share. This grant is subject to all of the terms and conditions set forth in the Stock Option Agreement (the “Agreement”), attached hereto as Exhibit A and the Company’s 2020 Stock Incentive Plan (the “Plan”), which is attached hereto as Exhibit B. Capitalized but undefined terms shall have the meanings set forth in the Plan.

Name of Optionee: [*].

Shares Subject to Option: [*].

Type of Option: Incentive Stock Options (ISOs).

Exercise Price Per Share: $0.40.

Effective Date of Grant: [*].

Vesting Schedule: This Option will become exercisable (“vest”) as to 25% of the Shares Subject to Option ([NUMBER OF SHARES]) on the first anniversary of the Effective Date of Grant. With respect to the remaining 75% of the Shares Subject to Option, [NUMBER OF SHARES] Shares Subject to Option shall vest at the end of each monthly period following the first anniversary of the Effective Date of Grant until the fourth anniversary of the Effective Date of Grant [INCLUDE THIS IS THE TOTAL NUMBER OF OPTIONS IS NOT DIVISABLE BY THE NUMBER OF YEARS OF VESTING] [; except that [NUMBER OF SHARES] Shares Subject to Option shall vest on the fourth anniversary date of the Effective Date of Grant]. The right of exercise shall be cumulative so that to the extent this Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares Subject to Option for which it is vested until the earlier of the date on which this Option is fully exercised and the Expiration Date.

Expiration Date: Upon the Optionee no longer being an employee of the Company or one of its Subsidiaries for any reason (the “Termination”), this Option shall no longer include any Shares Subject to Option that are not vested. With respect to vested Shares Subject to Option, this Option shall expire 90 days after the date of Termination and not be exercisable for any shares of the Company’s common stock. Notwithstanding anything to the contrary contained herein, this Option shall expire on the tenth (10th) anniversary date of the Effective Date of the Grant and shall not be exercisable for any shares of the Company’s common stock.

The Optionee and the Company hereby agree and acknowledge that this Option is governed by the terms and conditions of the Agreement and the Plan, which are incorporated herein by reference. The Optionee confirms that the Optionee has been provided with a copy of the Agreement and the Plan.

OPTIONEE:	HEALTHCARE TRIANGLE, INC.

_____________________	By: __________________________
[*]	Name: Suresh Venkatachari
Title: Chairman and CEO

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